Exhibit 5.1

[Letterhead of Gibson, Dunn & Crutcher LLP]

March 29, 2013

Standard Pacific Corp.

15360 Barranca Parkway

Irvine, California 92618

Re:	Standard Pacific Corp.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Standard Pacific Corp., a Delaware corporation (the “Company”), to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company for resale from time to time by the selling stockholder identified in the Registration Statement (the “Selling Stockholder”) of (a) up to 237,212,786 shares of the Company’s common stock, par value $0.01 per share, beneficially owned by the Selling Stockholder, 89,400,000 of which are issued and outstanding on the date hereof (the “Outstanding Shares”) and the remainder of which are issuable from time to time upon conversion of the Series B Junior Participating Convertible Preferred Stock of the Company (the “Series B Preferred Stock”), in accordance with the Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Standard Pacific Corp. as in effect on the date hereof (the “Series B Certificate of Designations”) held by the Selling Stockholder on the date hereof (the “Conversion Shares”), and (b) the associated preferred share purchase rights (the “Rights”), the terms of which are set forth in the Amended and Restated Rights Agreement, effective as of December 20, 2011, by and between the Company and Mellon Investor Services LLC (the “Rights Agreement”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Outstanding Shares are validly issued and are fully paid and non-assessable.

2. The Conversion Shares, when and if issued from time to time upon conversion of the Series B Preferred Stock in accordance with the Series B Certificate of Designations, will be validly issued and will be fully paid and non-assessable.

3. The Rights associated with the Outstanding Shares are validly issued.

4. The Rights to be associated with the Conversion Shares, when and if the Conversion Shares are issued upon conversion of the Series B Preferred Stock in accordance with the Series B Certificate of Designations, will be validly issued.

March 29, 2013

With respect to our opinions concerning the Rights, we express no opinion regarding the Rights Agreement or whether or not the Board of Directors of the Company in adopting the Rights Agreement and approving the issuance of the Rights acted in a manner consistent with its fiduciary duties under applicable law and such opinion is based upon the assumption that such adoption and issuance was consistent with such duties. Furthermore, we advise you that the Board of Directors of the Company may be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP